                                                                     EXHIBIT (a)



                                    RESTATED

                          CERTIFICATE AND AGREEMENT OF


                              LIMITED - PARTNERSHIP

                                       OF

                         AMERICAN GENERAL EXCHANGE FUND

                                      INDEX

                                       TO

            RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                         AMERICAN GENERAL EXCHANGE FUND
                       (A CALIFORNIA LIMITED PARTNERSHIP)
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
ARTICLE 1 FORMATION
   1.1 Formation .................................................................................    A-1
   1.2 Name.......................................................................................    A-1
   1.3 Principal Place of Business ...............................................................    A-2

ARTICLE 2 CHARACTER OF THE PARTNERSHIP BUSINESS
   2.1 Purpose ...................................................................................    A-2
   2.2 Operating Powers ..........................................................................    A-2
   2.3 Investment Limitations ....................................................................    A-3

ARTICLE 3 TERM
   3.1 Commencement and Termination ..............................................................    A-4

ARTICLES 4 CAPITAL CONTRIBUTIONS AND ACCOUNTS
   4.1 General Partners' Contributions ...........................................................    A-5
   4.2 Limited Partners' Contributions ...........................................................    A-5
   4.3 Shares of Partnership interest ............................................................    A-6
   4.4 Computation ...............................................................................    A-6
   4.5 Contributions .............................................................................    A-6
   4.6 Valuation of Property .....................................................................    A-6
   4.7 Use of Contributions ......................................................................    A-6

ARTICLE 5 ALLOCATION AND DISTRIBUTION OF PROFITS AND LOSSES

   5.1 Allocation of Partnership Income, Gains, Losses, Deductions and Credits for Tax
       Purposes ...................................................................................   A-6
   5.2 Distributions ..............................................................................   A-8
   5.3 Fiscal Year.................................................................................   A-8
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                                      (i)

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
ARTICLE 6 RECORDS, STATEMENTS AND INCOME TAX INFORMATION
   6. 1 Records and Accounting ......................................................................    A-9
   6. 2 Statements ..................................................................................    A-9
   6. 3 Income Tax Information .......................................................................   A-9

ARTICLE 7 MEETINGS OF THE PARTNERS

   7.1 Action of the Partners ........................................................................   A-9
   7.2 Annual Meeting ................................................................................   A-10
   7.3 Special Meetings ..............................................................................   A-10
   7.4.Notes of Special Meetings .....................................................................   A-10
   7.5 Voting Lists ........................ .........................................................   A-10
   7.6 Proxies .......................................................................................   A-10
   7.7 Number of Votes ...............................................................................   A-11

ARTICLE 8 GENERAL PARTNERS

   8.1  Number and Identity ............................................................................  A-11
   8.2  Managing and Non-Managing General Partners .....................................................  A-11
   8.3  Management and Control .........................................................................  A-11
   8.4  Action by the Managing General Partners ........................................................  A-12
   8.5  Action by the Non-Managing General Partners ....................................................  A-12
   8.6  Limitations on the Authority of the General Partners ...........................................  A-12
   8.7  Right of General Partners to Become Limited Partners ...........................................  A-13
   8.8  Withdrawal of a Managing General Partner........................................................  A-13
   8.9  Additional or Successor General Partners........................................................  A-13
   8.10 Liability to Limited Partners...................................................................  A-14
   8.11 No Agency ......................................................................................  A-14
   8.12 Agreements with Third Parties ..................................................................  A-14

ARTICLE 9 LIMITED PARTNERS

   9.1  Identity and Contributions of Limited Partners .................................................  A-14
   9.2  No Power to Control Business ...................................................................  A-14
   9.3  Rights of Limited Partners .....................................................................  A-14
   9.4  Limitation of Limited. Partners Liability ......................................................  A-15
   9.5  Assignment of Shares and Substitution of Limited Partners ......................................  A-15
   9.6  Admission of Additional Limited Partners .......................................................  A-16
   9.7  Death of a Limited Partner .....................................................................  A-16
   9.8  Representations ................................................................................  A-16
   9.9  Notice of Change ...............................................................................  A-16
   9.10 Information on Securities ......................................................................  A-16

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                                  (ii)


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
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
ARTICLE 10 WITHDRAWAL OF PARTNERS AND RETURN OF CONTRIBUTIONS

   10.1 Redemption of Shares of Partnership Interest and Return of Contributions........................ A-17
   10.2 Partial Returns of Contributions ............................................................... A-18
   10.3 Removal of Investment Advisor .................................................................. A-18

ARTICLE 11 DISTRIBUTION ON DISSOLUTION

   11.1 Winding Up ..................................................................................... A-18
   11.2 Accountants' Statement ......................................................................... A-19
   11.3 Gains or Losses in Process of Liquidation ...................................................... A-19

ARTICLE 12 FUND DOCUMENTATION; AMENDMENT OF CERTIFICATE AND AGREEMENT;POWER OF ATTORNEY

   12.1 Certificate and Agreement and Other Documentation .............................................. A-19
   12.2 Events Requiring Amendment of Certificate and Agreement ........................................ A-19
   12.3 Power of Attorney .............................................................................. A-20
   12.4 Power of Attorney by Substituted or Additional Limited Partners................................. A-21
   12.5 Amendments Requiring Signature by Less Than All Limited Partners ..............................  A-22

ARTICLE 13 MISCELLANEOUS MATTERS

   13.1  Independent Activities ........................................................................ A-22
   13.2  Interested Partners ............................................. ............................. A-22
   13.3  Tax Election .................................................................................. A-22
   13.4  Reimbursement and Indemnification ............................................................. A-22
   13.5  Insurance ..................................................................................... A-23
   13.6  Custodian ..................................................................................... A-23
   13.7  Notices ....................................................................................... A-24
   13.8  Captions ............................ ......................................................... A-24
   13.9  Variations in Pronouns ........................................................................ A-24
   13.10 Certificate and Agreement in Counterparts ..................................................... A-24
   13.11 Benefit ................... ................................................................... A-24
   13.12 Nonrecourse Creditors ......................................................................... A-24
   13.13 Agent for Service of Process .................................................................. A-24
   13.14 Principles of Construction; Severability ...................................................... A-24
   13-15 California Law ........................... .................................................... A-24
   13.16 Integrated Agreement .......................................................................... A-24
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                                     (iii)

                                    RESTATED
                CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         AMERICAN GENERAL EXCHANGE FUND
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                   This Restated Certificate and Agreement of Limited Partnership (the "Certificate and Agreement") has been entered into by the undersigned General Partners and Limited Partner, for the Purpose of forming a Limited Partnership pursuant to the Uniform Limited Partnership Act as set forth in the Corporations Code of the State of California ("Partnership Act"), with respect to the following recitals of fact:

                                    RECITALS

         On December 4, 1975 the General Partners and the Limited Partner (sometimes collectively referred to herein as the "Partners") formed a Limited Partnership which will be registered as a diversified management type open-end investment company under the Investment Company Act of 1940 ("1940 Act").

         The Partners desire to amend and restate the Certificate and Agreement of Limited Partnership recorded on December 4, 1975, as Document Number 2189, Official Records, County of Los Angeles.

         Now, therefore, in consideration of the mutual promises and undertakings hereinafter contained, it is covenanted and agreed as follows:

                                    ARTICLE I

                                    FORMATION

         1.1 Formation. The parties hereto form a Limited Partnership ("Partnership") pursuant to the provisions of the Partnership Act.

         1.2 Name. The Partnership shall operate under the firm name of "American General Exchange Fund" a California Limited Partnership. The Partnership acknowledges that it is adopting its name through permission of American General Insurance Company and American General Capital Management, Inc. ("Capital Management" and collectively, the "American General Companies"), and agrees that if Capital Management, a successor to its business or an affiliate should, at any time and for any cause, cease to be the investment advisor to the Partnership, the Partnership shall at the written request of any of the American General Companies and/or any such successor eliminate the name "American General" from the Partnership's name and will not thereafter use the name "American General" in any form or combination whatsoever in the conduct of the Partnership's business. The Partnership further acknowledges that the American General Companies reserve the right to grant the non-exclusive use of the name "American General" to any other entity, including another investment company, whether now in existence or hereafter created. The foregoing agreements on the part of the Partnership are hereby made binding upon its Partners and creditors and all other persons claiming under or through it.

         1.3 Principal Place of Business. The principle place of business of the Partnership shall be located at 201 South Lake Avenue, Pasadena, California 91101. The Managing General Partners (see Section 8.2) may from time to time establish additional places of business of the Partnership in, such other locations, inside and outside of California, as they deem necessary or desirable for the Conduct of the Partnership's business.

                                    ARTICLE 2

                      CHARACTER OF THE PARTNERSHIP BUSINESS

         2.1 Purpose. The purpose of the Partnership is to operate as a diversified management type open-end investment company pursuant to and in compliance with the provisions of the 1940 Act.

         2.2 Operating Powers. The Partnership shall have the following powers:

              (a) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (including, without limitation, any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created by any issuer (including, without limitation, any corporation, firm, trust, association, syndicate, combination organization government or subdivision); and to exercise, as owner, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities.

              (b) To engage personnel and do such other acts and incur such other expenses on behalf of the Partnership as may be necessary or advisable in connection with the conduct of Partnership affairs, at fees which are reasonable for the services performed.

              (c) To engage attorneys, accountants, or such other persons as may be deemed necessary or advisable.

              (d) To receive, acquire, buy, sell, exchange, trade and otherwise deal in and with property needed to carry out the purposes of the Partnership.

              (e) To open, conduct and close accounts with brokers and dealers and to pay the customary fees and charges applicable to transactions in all such accounts.

              (f) To open, maintain, and close-bank accounts and to draw checks and other orders for the payment of money.

              (g) To enter into, make and perform such contracts, agreements and other undertakings and to do such other acts, as may be deemed necessary or advisable, or as may be incidental to or necessary, for the conduct of the business of the Partnership, including, without limiting the generality of the foregoing, contracts, agreements, undertakings, and transactions with any

         Partner or with any other person, firm or corporation having any business, financial or other relationship with any Partner.

              (h) To institute and prosecute litigation arising out of the regular course of its affairs or in the enforcement of its obligations due it, including all rights of appeal.

              (i) To compromise and settle all any claims against the Partnership.

              (j) To defend any litigation, including all rights of appeal, whether or not arising in the regular course of its affairs.

              (k) To appear before any governmental board or agency or to otherwise participate in any administrative review or appeal.

              (l) To employ one or more investment advisors for the Partnership to supervise the Partnership's investments and to administer the affairs of the Partnership subject to the provisions contained in
         Section 9.3.

              (m) To file and publish all such certificates, notices, statements or other instruments required by law for the formation and operation of a limited partnership in any jurisdiction where the Partnership may elect to do business.

              (n) To exercise any and all other powers which may be necessary to implement the foregoing purposes, policies and powers of the Partnership and, not inconsistent therewith, including those granted to limited partnerships under the Partnership Act.

              (o) To exercise such other powers as the Managing General Partners reasonably believe to be necessary to comply with the provisions of the 1940 Act.

         2.3 Investment Limitations. The Partnership may not:

              (a) (1) Invest more than 5% of the value of its total assets at market value at time of purchase in the securities of any one issuer (other than obligations of the United States government or any instrumentalities thereof); (2) purchase securities if such purchase would result in the Partnership owning more than 10% of the outstanding voting securities of any one issuer at the time of purchase; (3) invest in securities of companies which have a record, together with their predecessors, of less than three years of continuous operation and (4) purchase securities issued by any other investment company or investment trust.

              (b) Purchase or hold securities of any company if, to the knowledge of the Partnership, any of its General Partners, or officers or directors of the Partnership's investment advisor, who beneficially own more than one-half of one percent of the securities of that company, together own beneficially more than 5% of the securities of such company.

              (c) Borrow money, except from banks for a purpose other than the purchase of securities, such borrowing not to exceed 5% of the value of its total assets at market value at the time of borrowing. Any such borrowing may be secured provided that not more than 10% of the value of the total assets at market value at the time of pledging may be used as security for such borrowings.

              (d) Invest in companies for the purpose of exercising control or management. [The Partnership's Officers may be authorized to vote proxies issued with respect to its portfolio securities consistent with its investment objectives.]

              (e) Purchase securities on margin or make short sales.

              (f) Make loans of money or securities to other persons, provided that this limitation shall not prevent the purchase of bonds, notes, debentures or other debt securities which are publicly distributed or of a type customarily purchased by institutional investors.

              (g) Buy or all commodities or commodity contracts.

              (h) Invest in real estate (including interests in real estate investment trusts) or oil or gas mineral exploration or development programs, except in publicly traded securities of issuers which engage in such businesses.

              (i) Engage in the underwriting of securities except that it may acquire portfolio securities under circumstances where, if the securities are later publicly offered or sold by the Partnership, it might be deemed to be an underwriter for purposes of the Securities Act of 1933. No more than 10% of the value of the Partnership's net assets, at the time of acquisition, will be invested in such securities and in equity securities which are not publicly traded.

              (j) Invest more then 25% of its assets at market value at the time of purchase in securities of companies, all of which conduct theirin principal activities in the same industry.

              (k) Purchase or write any options, puts, calls, straddles, spreads or combinations thereof.

              (1) Invest in or hold warrants unless received with respect to securities held by the Partnership.

              (m) Invest in foreign securities.

The policies and safeguards set forth above may not be changed without a vote of the Partners, as described in Article 7 hereof.


                                    ARTICLE 3

                                      TERM

      3.1 Commencement and Termination. The Partnership shall commence as of the date of the initial filing of this Certificate and Agreement with the County Recorder in the County of Los Angeles, of the State of California, as required by the Partnership Act, and shall continue in existence until December 31, 2050, unless sooner terminated by the happening of one of the following events:

              (a) The Partnership disposes of all of its assets.

              (b) The death, withdrawal, retirement, dissolution, assignment for the benefit of creditors, filing of a petition for bankruptcy, adjudication of bankruptcy, insanity or incompetency of any of the General Partners, except as hereinafter otherwise provided in Section 8.9.

              (c) Partners holding a majority of the outstanding shares in the Partnership vote to terminate the Partnership.

                                    ARTICLE 4

                       CAPITAL CONTRIBUTIONS AND ACCOUNTS

         4.1 General Partners' Contributions. Each of the initial General Partners has purchased, and/or irrevocably subscribed for the number of Shares (as defined in Section 4.3) set forth on Schedule A to this Certificate and Agreement and incorporated herein by this reference, for which he has, or will, on or prior to the Exchange Date (as defined in Section 4.5) deliver in cash, and/or securities at their value, determined in accordance with Sections 4.5 and 4.6, $25 per Share.

         The initial General Partners (both Managing and Non-Managing) shall as a group make a capital contribution which shall not be less than 1% of the total capital contributions of both the Limited Partners and the General Partners. The General Partners shall as a group own at all times not less than 1% of all the outstanding shares of the Partnership held by both the General and Limited Partners or any assignees thereof. Each General Partner, by execution of this Certificate and Agreement hereby commits and agrees that so long a he is a General Partner, his Shares held as General Partner will not be tendered for redemption, redeemed or assigned, nor will he accept distributions in cash if Shares held by General Partners as a group would thereby constitute less than 1% of the outstanding Shares. In the event a General Partner withdraws from the Partnership and the Partnership is continued as provided herein, if such withdrawal causes the number of shares held by the General Partners as a group to be less than 1% of the total outstanding Shares of both the Limited Partners and General Partners, the Non-Managing General Partner(s) shall contribute to the capital of the Partnership such additional capital or securities to acquire at net asset value such number of Shares as may be necessary for the General Partners as a group to hold 1% of the total outstanding Shares; provided, however, that if another General Partner makes a capital contribution in such amount as to cause the outstanding Shares of the General Partners as a group to be more than said 1%, the Non-Managing General Partner(s) shall be permitted to redeem such Shares no longer necessary to maintain said 1%.

         4.2 Limited Partners' Contributions.

              (a) The original Limited Partner has purchased the number of Shares of the Partnership set forth on Schedule "A" to this Certificate and Agreement (which Schedule is incorporated herein by this reference) and has contributed $25 (net of applicable sales charges) in cash and/or securities to the Partnership for each such Share purchased. Each Additional Limited Partner shall purchase, pursuant to the initial public offering of the Partnership's Shares, the number of Shares, which shall be set forth on an amendment to Schedule "A" and shall contribute $25 (not of applicable sales charges) in cash and/or securities to the Partnership for each such Share purchased.

              (b) Limited Partners cannot be required to make additional contributions to the Partnership or to lend funds to the Partnership, and no Limited Partner shall be liable for any additional assessment therefor.

              (c) A subscription fee not to exceed 8% of the value of securities and cash contributed may be paid by the Partnership as sales charges, including commissions to Soliciting Dealers and the Dealer Manager(s) and organizational expenses; and if so paid, shall be charged to the subscribing Partner's account, except that no subscription fee shall be charged upon the sale of interests in the Partnership to those persons exempted therefrom by the 1940 Act, including without limitation, General Partners of the Partnership, directors and officers of the investment advisor and full-time employees of such entities.

              4.3 Shares of partnership interest. All interests in the Partnership shall be expressed in units of participation (hereinafter referred to as "Share" or "Shares") or fractions thereof.

              4.4 Computation. Upon completion of the Partnership's initial public offering of its Shares, the value of each Share shall be $25. Thereafter, the value of Shares shall be computed at the close of business on each business day that the New York Stock Exchange is open.

              4.5 Contributions. Contributions may only be in cash or securities which are approved by the Managing General Partners. The Managing General Partners may maintain a list of acceptable securities, which list is subject to change without notice. All capital contributions shall be given effect on the day when such capital contributions are accepted by the Partnership ("Exchange Date") and shall be valued as of the close of business on the preceding business day.

              4.6 Valuation of Property. The net asset value per Share shall be determined once each business day as of the close of business on the New York Stock Exchange. The market value at the Partnership's portfolio securities shall be determined by appraising securities traded on a national securities exchange at the last sale price or, if no sale occurred on that day, at the mean between the closing bid and asked prices; by appraising all other securities not so traded in like manner if market quotations are available (or at the mean between the highest bid and lowest asked prices if there is to last sale price or closing bid and asked prices); and by appraising all other securities at fair value as determined in good faith by the Managing General Partners. The value of receivables shall be deemed to be their face amount unless the Managing General Partners shall have determined the value to be less. Dividends shall be treated as a receivable as of the ex-dividend date and interest shall be accrued. From the total value of the assets there shall be deducted all indebtedness, expenses and management charges accrued to the appraisal date, all contractual obligations, including unpaid distributions payable to Partners of record on or before the appraisal date, all reserves for taxes, unpaid redemptions prior to such valuation date and contingencies, and all other liabilities. The resulting amount, representing the net assets of the Partnership, shall be divided by the number of Shares then outstanding and the quotient shall be deemed to be the net asset value per Share. The net asset value so determined should be effective as of the close of business next following the receipt by the Partnership of a tender of a Share for redemption or an order to purchase or sell a Share.

                  4.7 Use of Contributions. The aggregate of all capital contributions shall be, and hereby is agreed to be, available to the Partnership to carry out the business of the Partnership.

                                    ARTICLE 5

                ALLOCATION AND DISTRIBUTION OF PROFITS AND LOSSES

                  5.1 Allocation of Partnership Income, Gains, Losses, Deductions and Credits for Tax Purposes. Except with respect to allocations to Substituted Limited Partners if the Partnership has made an election pursuant to Section 754 of the Internal Revenue Code of 1954, as amended ("Code") (see

Section 9.5), the provisions of this section shall govern the allocation of income, gain, lots, deduction and credits to the Partners for federal income tax purposes. The provisions of this section shall not affect the amount payable to, or the entitlement of, any Partner, in connection with distributions under
Section 5.2, returns of contributions under Articles 10 and 11, or any other rights or obligations of Partners under this Certificate and Agreement.

         (a) Gain on Contributed Securities. It is anticipated that securities contributed by the Partners to the Partnership ("Contributed Securities") will have a basis for determining gain of loss under the Code ("tax basis") which is less than the value of such securities as determined pursuant to Sections 4.5 and 4.6 ("Exchange Date Value"). Moreover, it is anticipated that the tax basis of one Partner may be different than that of other Partners receiving equal numbers of Shares of the Partnership.

         (i) In order to reasonably approximate a fair allocation of the tax from sales of Contributed Securities among Partners with differing tax bases, 1% of each Contribution Gain, as defined below, resulting from the sale of Contributed Securities by the Partnership shall be allocated among General Partners in proportion to their respective shares and 99% of the Contribution Gain shall be allocated among the Limited Partners in accordance with the following formula:

                                                      Partner's Unrealized
                                                      Gain
                                                      --------------------
    Allocable    =         Contribution x.99   x
                                        ----
    Share                  Gain                       Aggregate Unrealized,
                                                      Gains

         (ii) In application of the foregoing formula, the terms used shall have the following meanings:

         (1) "Allocable Share" shall mean the amount of Contribution Gain to be allocated to a specific Partner.

         (2) "Contribution Gain" shall mean the amount of capital gain subject to formula allocable realized upon sale of Contributed Securities, which amount shall be equal to the lower of (a) the Exchange Date Value of any such security, less the tax basis thereof at the date of sale; or (b) the proceeds from the sale of any such security, less the tax basis thereof at the date of sale.

         (3) "Partner's Unrealized Gain" shall consist of the difference between the Exchange Date Value of the assets contributed by a Partner to the Partnership pursuant to Section 4.2 less the tax basis on the Exchange Date of such Partner in such contributed assets. In the event of redemption of any Shares (other than Shares issued in distributions), such Partner's Unrealized Gain shall be reduced by the proportion that such Partner's Shares redeemed bears to such Partner's Shares held prior to such redemption.

         (4) "Aggregate Unrealized Gains" shall mean the total of all Partners' Unrealized Gains in the Partnership on the date of sale of any of the Contributed Securities.

         (iii) To the extent that the amount of capital gain realized upon the sale of any of the Contributed Securities exceeds the Contribution Gain allocated pursuant to the foregoing formula, such excess amount shall be allocated equally among the total number of Shares outstanding on the date of sale.

         (b) Capital Gain and Loss Other Than Contribution Gain. Items of Partnership capital gain and capital loss not constituting Contribution Gain shall be allocated equally among the total number of Shares outstanding on the date such item is realized.

         (c) Other Allocations. Items of Partnership income, gain, loss, deduction and credit ("tax items") arising during any Partnership tax year which have not been allocated pursuant to subsections (a) and (b) above, shall be allocated to each Partner in the Partnership at any time during such year in accordance with the following formula:

    Partner's   =    Item                    Partner's Day-Shares
                                       x     --------------------
    Share            Amount                  Partnership Day-Shares

         In application of the foregoing formula the terms used shall the the following meanings:

         (1) "Partner's Share" shall mean the amount of a tax item to be allocated to a specific Partner.

         (2) "Item Amount" shall mean the total amount of the tax item being allocated.

         (3) "Partner's Day-Shares" shall mean the sum resulting from adding together the total number of Shares held by a Partner on such day of the Partnership tax year.

         (4) "Partnership Day-Shares" shall mean the sum resulting from adding together the total number of Shares outstanding in the Partnership on each day of the Partnership tax year.

     5.2 Distributions. The Managing General Partners shall determine the amounts to be distributed to the holders of Shares and the time or times, when such distributions shall be made. A holder of a Share shall be entitled to that portion of any such distribution computed on the basis of a fraction, the numerator of which shall be the total number of Share (including fractional Shares) owned by such holder, and the denominator of which shall be the total number of Partnership Shares outstanding. For this purpose, a person will be deemed to be a holder of a Share if he is the record holder of the Share, as evidenced by the recordation in the office of the County Recorder for the County of Los Angeles, State of California of an amendment to the Certificate and Agreement which indicates that such person is a Partner of the Partnership. Only such record holders of Shares shall be entitled to Partnership distributions.

     With respect to capital gains, the Managing General Partners will determine annually what portion, if any, of the Partnership's capital gains will be distributed. All distributions shall be made in cash except to those Partners who have properly elected to receive their distributions in Shares. Any income distributions in Shares will be paid at the net asset value of such Shares on a date between the record date and the payable date of the distribution which is fixed by the Managing General Partners in their declaration of such distribution. To the extent practicable, income distributions will be made quarterly.

     5.3 Fiscal Year, The fiscal year of the Partnership shall be the calendar year for financial and for Federal income tax purposes.

                                    ARTICLE 6

                 RECORDS, STATEMENTS AND INCOME TAX INFORMATION

     6.1 Records and Accounting. At all times during the continuance of the Partnership, books of account, which shall be adequate and appropriate for the Partnership business, shall be kept. Such books and records shall be kept in accordance with generally accepted accounting principles and procedures applied in a consistent manner. Such books and records shall include such separate and additional accounts for each Partner as shall be necessary to reflect accurately the rights and interests of the respective Partners and shall specifically reflect the name and address of each Partner and the number of Shares held by him for the purpose of determining recipients of distributions and notices. Except as are required to be held by the Partnership's Custodian (see Section 13.6), such books of account, together with a copy of the Certificate and Agreement and any amendments thereto, all documents relating to the ownership and condition of title of Partnership properties, and copies of all Partnership tax returns shall at all times be maintained by the Partnership and each Partner and his duly authorized representative shall have access to them and the right to inspect and copy them at all reasonable times.

     6.2 Statements. The Partnership shall cause certified annual and uncertified semi-annual financial statements of the operations of the Partnership to be prepared and forwarded to the Partners. The financial statements shall include a balance sheet, statement of income, and such supporting statements as required by the Managing General Partners and by law, including, without limitation, those required by the California Administrative Code, Title 10, Subchapters 1 and 2.

     6.3 Income Tax Information. Partnership tax returns shall be prepared using the accrual method. The Partnership shall provide to each Partner information as to the Partnership's Federal taxable income or loss and each class of income, gain, loss, deduction or credit that is relevant to reporting Partnership income. The information shall, also show each Partner's allocated share of each class of income, gain, loss, deduction or credit. This information shall be furnished to the Partners as soon as it is available and in any event within 75 days after the close of the Partnership's taxable year.

                                    ARTICLE 7

                            MEETINGS OF THE PARTNERS

7.1 Action of the Partners. Actions which require the vote of the Limited Partners pursuant to Section 9.3 of this Certificate and Agreement shall be taken at a meeting of both the General and Limited Partners at which a quorum is present. A quorum shall exist if more than 50% of the outstanding Shares are present at the meeting in person or by proxy. All such meetings shall be held within the State of California or at such other place as the Managing General Partners shall designate. The Partners may vote at any such meeting in person or by proxy. The election of General Partners and ratification or rejection of the selection of independent public accountants shall require a majority vote of the Shares present in person or by proxy at a meeting at which a quorum is present. Termination of the Partnership shall require the vote specified in
Section 3.1. All other actions of the Partners shall require the vote of the lesser of (i) a majority of the outstanding Shares, or (ii) 67% or more of the

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


Shares represented in person or by proxy at a meeting at which a quorum is present. In the election of General Partners, those candidates receiving the highest number of votes cast, at a meeting at which a quorum is present in person or by proxy, up to the number of General Partners proposed to be elected, shall be elected as General Partners to serve until the next annual meeting or until their successors are elected and qualified.

     7.2 Annual Meeting. An annual meeting of the Partnership shall be held during the month of April in each year, beginning in 1977, for the purpose of electing Managing General Partners, ratifying or rejecting the selection of the independent public accountants for the Partnership, and taking any other action which the Limited Partners are permitted to take under this Certificate and Agreement. Non-Managing General Partner(s) shall not be elected annually but shall serve in such capacity until it withdraws from the Partnership or is removed by the vote of the Limited Partners. The annual meeting shall be held at any place, either within or without the State of California, designated by the General Partners. Written notice stating the place, day and hour of the meeting shall be mailed to each Partner entitled to vote at the meeting at his last known post office address as shown on the books of the Partnership not less than 10 days nor more than 60 days before the date of the meeting. Failure to receive notice of such annual meeting on the part of any Partner shall not affect the validity of any act or proceeding at such annual meeting, provided there is a lawful quorum present thereat. In the event that the annual meeting shall not be held in any year in the month specified above, a special meeting in lieu thereof may be held in accordance with Sections 7.3 and 7.4 hereof with the same force and effect.

     7.3 Special Meetings. Special meetings of the Partnership for the purpose of taking any action with the Limited Partners are permitted to take under this Certificate and Agreement may be called (i) by a majority vote of the Managing General Partners; (ii) by Limited Partners representing 10% of the outstanding Shares of Limited Partnership interest; or (iii) by a. Non-Managing General Partner pursuant to Section 8.5.

     7.4 Notice of Special Meetings. Written notice of each special meeting stating the place, day and hour of the meeting and indicating briefly the object or objects thereof shall be mailed by the Partnership to each Partner entitled to vote at such meeting at his last known post office address as shown on the books of the Partnership not less than 10 days nor more than 60 days before the date of the meeting. Failure to receive notice of such special meeting on the part of any Partner shall not affect the validity of any act or proceeding at such special meeting, provided there is a quorum present thereat.

     7.5 Voting Lists. The Partnership shall establish a record date not exceeding 60 days prior to the date of any meeting of the Partners for purposes of determining eligibility to vote at such meeting and the number of votes to which each Partner will be entitled, and shall prepare, at least 10 days prior to said meeting, a list setting forth the name of each Partner and the number of votes he will be entitled to cast. This list will be available for examination at the principal office of the Partnership during regular business hours.

     7.6 Proxies. A Partner may vote at any meeting of the Partnership by a proxy executed in writing by the Partner. All such proxies shall be filed with the Partnership before or at the time of the meeting. No such proxy shall be valid after eleven months from the date of its execution. The law of California pertaining to corporate proxies will govern all Partnership proxies. Notwithstanding that a valid proxy is outstanding, powers of the proxy holder will be suspended if the person executing the proxy is present at the meeting and elects to vote in person.

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



     7.7 Number of Votes. All Shares shall have equal voting rights. Each Partner shall have the right to vote the number of full and fractional Shares standing of record in such Partner's name as of the record date set forth in the notice of meeting.

                                    ARTICLE 8

                                GENERAL PARTNERS

     8.1 NUMBER AND IDENTITY. THE names of the General Partners, their places of residence and the number of Shares of Partnership interest owned by each of them are set forth in Schedule "A" to this Certificate and Agreement and are incorporated herein by this reference. Each such Share will be held by the General Partners as a General Partner and not as a limited Partner. The General Partners are listed separately as Managing General Partners and Non-Managing General Partners. The Managing General Partners shall determine from time to time the number of persons to be elected as General Partners, provided, if at any time the number of Managing General Partners is reduced to less than three, the remaining Managing General Partners shall, within 120 days, call a meeting of Partners for the purpose of electing an additional Managing General Partner or Managing General Partners so as to restore the number of Managing General Partners to at least three.

     8.2 MANAGING AND NON-MANAGING GENERAL Partners. Only individuals may act as Managing General Partners, and all individual General Partners shall act as Managing General Partners. Any General Partner which is a corporation, association, partnership, joint venture or trust shall act as a Non-Managing General Partner. The Partnership shall at all times have at least one corporate General Partner; provided, however, that in the event of withdrawal (including removal), dissolution, assignment for the benefit of creditors, filing of a petition in bankruptcy or adjudication of bankruptcy of a corporate General Partner, the remaining General Partners shall, within 60 days of such event, hold a special meeting of the Partnership in accordance with Sections 7.3 and
7.4 hereof for the purpose of electing a successor corporate General Partner, and the Partnership may continue without a corporate General Partner until said meeting is held. The Managing General Partners agree that they will not vote to dissolve the Partnership if there occurs any of the events described in the preceding sentence affecting a corporate General Partner. A corporate General Partner may not withdraw from the Partnership until the earlier of: (a) 24 months from the notice of such withdrawal; or (b) the date a successor corporate General Partner is elected.

     8.3 MANAGEMENT AND CONTROL. Subject to the terms of this Certificate and Agreement, the Partnership will be managed solely by the Managing General Partners, who will have complete and exclusive control over the management, conduct and operation of the Partnership's business, and except as otherwise specifically provided in this Certificate and Agreement, the Managing General Partners shall have the rights, powers and authority of partners of a partnership without limited partners under the Partnership Act. Subject always to the continuing supervision of the Managing General Partners, the Partnership may contract with one or more banks, trust companies or investment advisors (including a Non-Managing General Partner or any affiliate thereof) for performance of such functions as the Managing General Partners may determine, including, but not by way of limitation, the investment and reinvestment of all or part of the Partnership's assets and execution of portfolio transactions, and any or all adminis-trative functions. The Managing General Partners may also appoint agents and officers to perform such other duties on behalf of the Partnership as the Managing General Partners deem desirable. Such agents or officers need not be Managing or Non-Managing General Partners or Limited Partners. The Managing General Partners shall devote themselves to the Partnership's business to the extent they may determine necessary for the efficient conduct thereof, which need not, however, occupy their full time. General Partners may also engage in other businesses, whether or not similar in nature to the business of the Partnership, subject to the limitations of the 1940 Act.


     8.4 Action by the Managing General Partners. The Managing General Partner's shall act either by majority vote of the Managing General Partners at a meeting duly called or by unanimous written consent of the Managing General Partners without a meeting, unless the 1940 Act requires that a particular action be taken only at a meeting of the Managing General Partners. No single Managing General Partner shall have authority to act on behalf of the Partnership or to bind the Partnership. The Managing General Partners shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership whether or not in their immediate possession and control, and shall not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership. Without limiting the foregoing, the Managing General Partners shall not engage in any activity of the type prohibited by the California Administrative Code, Title 10, Chapter 3, Subchapter 2.

     The Managing General Partners shall appoint one of their number to be Chairman. Meetings of the Managing General Partners may be called by the Chairman or by any two Managing General Partners. The Chairman shall preside at all meetings of Partners.

     8.5 Action by non-managing General Partner. A Non-Managing General Partner shall take no part in the management, conduct or operation of the Partnership's business and shall have no authority to act on behalf of the Partnership or to bind the Partnership; provided, however, that if the Partnership is without at least one Managing General Partner, the Non-Managing General Partner (or any of the Non-Managing General Partners if there be more than one) shall, within 60 days of such condition call a special meeting of the Partners pursuant to the applicable sections of Article 7 [and until such meeting, shall be authorized to supervise the continuing operations of the Partnership pursuant to the directives and policies in effect immediately prior to the occurence of such event.]

     8.6 Limitations on the Authority of the General Partners. The General Partners shall have authority without the prior vote or written consent or ratification of all the Limited Partners to:

         (a) do any act in contravention of this Certificate and Agreement, as it may be amended, or which would make it impossible to carry on the ordinary business of the Partnership;

         (b) confess a judgment against the Partnership

         (c) possess Partnership property, or assign the Partnership's rights in specific Partnership property, for other than a Partnership purpose; or

         (d) admit a person as a General Partner, except in accordance with
    Section 8.5 to which all Partners hereby give their advance written consent

     Nothing herein shall preclude dissolution of the Partnership in accordance with this Certificate and Agreement. In addition, certain actions of the Managing General Partners shall be subject to the approval of a majority of the Limited Partners as provided in Section 9.3 below.

     8.7 Right of General Partners to Become Limited Partners. A General Partner may also become a Limited Partner and thereby become entitled to all of the rights of a Limited Partner to the extent of the Limited Partnership interest so acquired, and the consent of the Limited Partners need not be obtained. Such event would not, however, be deemed to reduce any of the General Partner's liability hereunder.

     8.8 Withdrawal of a Managing General Partner. The interest of a Managing General Partner shall terminate and such party shall have no further right or power to act as a Managing General Partner (except to execute any amendment to this Certificate and Agreement to evidence his termination) if he:

         (a) dies;

         (b) becomes insane;

         (c) voluntarily retires upon not less than 180 days' written notice to the other General Partner; or

         (d) is removed or fails to be re-elected by the Limited Partners, as provided in Section 9.3 below.

     Termination of a person's status as a General Partner shall not affect his status, if any, as a Limited Partner. A General Partner shall not be entitled to any special payment from the Partnership as a result of termination of his status as General Partner. A withdrawing General Partner may, if he chooses to do so, redeem his Shares of Partnership interest in accordance with Section 10.1 or retain his Shares as a Limited Partner.

     8.9 Additional or Successor General Partners. A person may be added or substituted as a General Partner only upon his election by the Partners as provided herein. Each General Partner, by becoming a General Partner, consents to the admission as an added or substituted General Partner of any person elected by the Partners in accordance with this Certificate and Agreement. Any General Partner who is elected at a meeting of the Partners in accordance with
Section 7.1 hereof, and who shall not be serving as a General Partner at the time of such election, shall (a) execute a written acceptance and adoption of all the terms and provisions of the Certificate and Agreement, as the same may have been amended on form(s) approved by the Managing General Partners, (b) acquire on or before admission as a General. Partner, Shares having a net asset value of at least $5,000, and (c) be admitted to the Partnership as a General Partner effective as of the date of recordation of an Amendment to the Certificate and Agreement. Any serving General Partner who is not re-elected at any such meeting in the manner specified in Section 7.1 shall be deemed to have withdrawn as of the date of such election in accordance with the provisions of
Section 8.8 hereof,

     Each of the General Partners agrees that in the event of the death, withdrawal, retirement, dissolution, assignment for the benefit of creditors, filing of a petition for bankruptcy, adjudication of bankruptcy, insanity of incompetency of any General Partner, the remaining General Partner or Partners shall elect to continue the business of the Partnership and shall file an appropriate amendment to this Certificate and Agreement within 60 days after the event giving rise to such election. A corporate General Partner shall not withdraw from the Partnership except as provided in Section 8.2.

     In the event that all General Partners die, withdraw, retire, dissolve, make an assignment for the benefit of creditors, file a petition for bankruptcy, are adjudicated to be bankrupt, or become insane or incompetent, the Partnership shall dissolve.

     8.10 Liability to Limited Partners. None of the General Partners shall be liable to any Limited Partner because of any act or failure to act if the act or omission is within the scope of authority conferred on General Partners by this Certificate and Agreement or by law and does not constitute willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Without limiting the foregoing; the General Partners shall not: (a) be personally liable for the payment of the amount standing in the individual accounts of the Limited Partners or any portion thereof, or (b) be liable to any holder of Shares or to any Limited Partner by reason of any change in the Federal or State income tax laws, or interpretations thereof, as they apply to the Partnership and the Limited Partners, whether such change occurs through legislative, judicial or administrative action.

     8.11 No Agency. Nothing in this Agreement shall be construed as establishing any General Partner as an agent of any Limited Partner or of the Partnership except as authorized in Section 8.3 of this Certificate and Agreement.

     8.12 Agreements with Third Parties. The Managing General Partners will, to the extent they are able, contract on behalf of the Partnership with third parties on terms which limit such third parties' recourse against the Partnership to the Partnership's assets.

                                    ARTICLE 9

                                LIMITED PARTNERS

     9.1 Identity and Contributions of Limited Partners. The names of the Limited Partners, their places of residence and the number of Shares of Partnership interest owned by each of them are set forth in Schedule "A" to this Certificate and Agreement and are incorporated herein by this reference

     9.2 No Power to Control Business. A Limited Partner shall have no right to and shall take no part in the control of the Partnership's business and shall have no right or authority to act for or bind the Partnership, but may exercise the rights and powers of a Limited Partner under this Certificate and Agreement, including without limitation, the voting rights and the giving of consents and approvals provided for hereunder. The exercise of such rights and powers are deemed to be matters affecting the basic structure of the Partnership and not the control of its business.

     9.3 Rights of Limited Partners. Subject to the preceding subsection, the Limited Partners shall have the right to vote, in accordance with the provisions of Section 7.1, only upon the following matters affecting the basic structure of the Partnership, which include the voting, approval, consent or similar rights required under the 1940 Act for voting security holders:

         (a) to elect and remove General Partner(s) in accordance with Section 7.2;

         (b) to approve or disapprove the sale of all or substantially all of the assets of the Partnership;

         (c) to approve any investment advisory contract or terminate any such existing contract;

         (d) to ratify or reject the appointment and to terminate the employment of the independent public accountants of the Partnership;

         (e) to amend this Certificate and Agreement, other than amendments to admit Additional or Substituted Limited Partners or to return or reduce the amount of capital contributions of Partners, including, without limitation, the right to approve or disapprove proposed changes in the investment limitations set forth in Section 2.3 herein; and the right to approve or disapprove proposed changes in the nature of the Partnership's business as such business is described herein; provided, however, that no such amendment shall conflict with the 1940 Act or the rules and regulations thereunder so long as the Partnership intends to remain registered thereunder, nor affect the liability of the General Partners without their consent nor the limited liability of the Limited Partners as provided in Section 9.4; and

         (f) to terminate the Partnership, as provided in Section 3.1 above.

     The initial investment advisory contract will be between the Partnership and American General Capital Management, Inc. Any investment advisory contract entered into by the Partnership shall provide that it may be terminated at any time, without the payment of any penalty, by the Managing General Partners or by a vote of the Limited Partners in accordance with the provisions of this Section, or by the investment advisor, on not more than 60 days' written notice to the other party. If an investment advisory contract is terminated or a new investment advisory contract is approved, this Certificate and Agreement shall be amended to reflect such event.

     The Limited Partners shall have no right or power to cause the termination and dissolution of the Partnership except as set forth in this Certificate and Agreement. No Limited Partner shall have the right to bring an action for partition against the Partnership.

     9.4 Limitation of Limited Partners' Liability. Limited Partners shall not be liable for the debts, obligations or losses of the Partnership, provided, however, that the capital contributions of a Limited Partner shall be subject to the risks of the business of the Partnership, and to the claims of the Partnership's creditors. However, Limited Partners who have received the return in whole or in part of their capital contribution may be liable to the Partnership for any sum, not in excess of such return with interest, necessary to discharge the Partnership's liability to all creditors who extended credit or whose claims arose before such return.

     9.5 Assignment of Shares and Substitution of Limited Partners. A Limited Partner may assign the whole or any portion of his Limited Partnership interest only to an existing Limited Partner or to a person satisfying the conditions set forth below for admission as a Substituted Limited Partner. In order to effect an assignment of a Partnership interest and/or a substitution as a Limited Partner, the following conditions must be satisfied: (a) execution by the assignor of a written instrument of assignment on form(s) approved by the Managing General Partners ("Partnership Form(s)"); (b) execution by the assignee of the Partnership Form(s); which include (i) the assignee's written acceptance and adoption of all the terms and provisions of the Certificate and Agreement, as the same may have been amended, and (ii) if the assignee is a prospective Substituted Limited Partner, the execution of a power of attorney granting the powers specified in Sections
12.3 and 12.6 hereof; (c) the Partnership Form(s), executed by both the assignor and assignee, shall be presented to the transfer agent for the Partnership together with a guarantee issued by a commercial bank or trust company or by a member firm of a domestic securities exchange with respect to the genuineness of the signatures of the assignor and assignee; and (d) the recordation of an amendment to the Certificate and Agreement as required by the Partnership Act.

     For purposes of the allocation of Partnership income, gains, losses, deductions and credits pursuant to Section 5.1 hereof, a Substituted Limited Partner's allocation shall be computed by using the same formula applicable to the assignor of such Partnership interest; provided that if the Substituted Limited Partner acquired less than all of the assignor's Partnership interest, such allocation will be in proportion to the percentage of the assignor's full interest so acquired and the allocation formula will be adjusted accordingly. The amount so allocated to the Substituted Limited Partner shall be subject to the effect of any basis adjustment resulting from an election, if made, by the Partnership under Section 754 of the Code.

     9.6 Admission of Additional Limited Partners. The Partnership may offer new shares at net asset value, as determined at the date of exchange. The Managing General Partners may admit a purchaser of such shares as a Limited Partner, upon (i) the execution and acknowledgement by such purchaser of such instrument or instruments as the Managing General Partners may deem necessary or desirable to effectuate such admission, (ii) the purchaser's written acceptance and adoption of all the terms and provisions of this Certificate and Agreement, as the same may have been amended, and (iii) such purchaser paying or obligating himself to pay, as the Managing General Partners may determine, all reasonable expenses connected with such admission. In no event shall the consent of any of the Limited Partners be required to effectuate such admission.

     9.7 Death of a Limited Partner. The death of a Limited Partner shall not dissolve or terminate the Partnership. In the event of such death, the personal representative of the deceased Limited Partner shall have all the rights of the Limited Partner in the Partnership to the extent of the deceased's interest therein for the purpose of settling his estate, including the right to assign his Shares and to designate his assignee as a Substituted Limited Partner, subject to the terms and conditions of this Certificate and Agreement; and his estate shall be liable for all his liabilities as a Limited Partner.

     9.8 Representations. The General Partners shall require each Limited Partner to represent that, unless otherwise disclosed in writing to the Partnership, on the date of the Limited Partner's execution hereof:

          (a) my securities which he has contributed are not subject to any restriction on transferability, including but not limited to any restriction pursuant to any State or Federal Securities Act or regulation thereunder as to registration or other condition; and

          (b) he has unencumbered ownership of any property contributed to the Partnership.

     9.9 Notice of Change. Each of the undersigned Limited Partners agrees to notify the Partnership immediately if either of the representations in Section
9.8 should become untrue.

     9.10 Information on Securities. Each prospective Limited Partner who contributes securities to the Partnership shall furnish to the Partnership, prior to the date of any such contribution, information satisfactory to the Central Partners as to his date of acquisition and his adjusted basis for Federal income tax purposes and shall represent and warrant the accuracy of such information.

                                   ARTICLE 10

                WITHDRAWAL OF PARTNERS AN RETURN OF CONTRIBUTIONS

     10.1 Redemption of Shares of Partnership Interest and Return of Contributions. A Limited Partner or, except as provided in Sections 4.1 and 8.2 hereof, a General Partner may redeem all or part of his Shares at any time by delivering to the Partnership or its designated agent notice of such redemption executed by the Partner(s) owning such Shares as their names appear on the Certificate and Agreement, as amended, stating the number of Shares or dollar amount to be redeemed, and any Share certificates. The signature of such General or Limited Partner shall be guaranteed by a commercial bank or trust company or by a member firm of a domestic securities exchange. As an alternative to delivery to the Partnership or its designated agent, a Partner redeeming may deliver such notice to any authorized investment dealer, which delivery will be complete when the Partnership's designated agent, initially American General Capital Distributors, Inc., Houston, Texas, receives telephone or wire confirmation of (i) receipt of such notice and the information contained therein, and (ii) guarantee by such firm of ,delivery of such notice to the Partnership.

     The Partner shall be entitled to payment of the net asset value of his Shares next computed after such delivery. Such payment may include the return of the Partner's contribution to the Partnership with respect to the Shares to be redeemed. A Partner redeeming Shares may, at the sole election of the Partnership, be tendered as total or partial payment in redemption, any securities then in the Partnership portfolio (which may include, in whole or in part, securities of the same company as originally contributed) with a value together with any cash paid, equal to the net asset value of the Shares redeemed at such redemption date. The Managing General Partners shall establish procedures to determine the amount of cash and/or securities to be distributed to such withdrawing Partner, which procedures may be changed or modified from time to time in the sole descretion of the Managing General Partners.

     The Partnership may suspend redemption during any period when trading on the New York Stock Exchange is restricted or such Exchange is closed (other than weekends or holidays) or the Securities and Exchange Commission has by order permitted such suspension or an emergency exists making disposal of securities or determination of the net asset value of the Partnership not reasonably practicable.

     Notwithstanding the foregoing, no Partner shall be entitled to receive the return of any part of the contribution with respect to his Shares unless all liabilities of the Partnership, except liabilities to General Partners and to Limited Partners on account of their contributions, have been paid or there remains property of the Partnership sufficient to pay them.

     The Managing General Partners shall cause this Certificate and Agreement to be amended to reflect the withdrawal of any Partner or the return, in whole or in part, of the contribution of any Partner.

     10.2 Partial Returns of Contributions. Except upon redemption of a Share or dissolution of the Partnership, no holder has the right to demand return of any part of the contribution with respect to his Shares. The Managing General Partners may, however, from time to time, elect to make partial pro rata returns of contributions to holders provided that:

         (a) an liabilities of the Partnership to persons other than Partners have been paid, or in good faith determination of the Managing General Partners, there remains property of the Partnership sufficient to pay them; and

         (b) the Managing General Partners cause this Certificate and Agreement to be amended to reflect a reduction in contributions.

Each Limited Partner, by becoming a Limited Partner, consents to any such pro rata distribution theretofor or thereafter made in accordance with such provisions. Each General Partner, by becoming a General Partner, consents to any such pro rata distribution theretofore or thereafter made, authorized in accordance with Section 8.4.

     10.3 Removal of Investment Advisor. The first investment advisor for the Partnership ("Manager") will manage the Partnership's portfolio securities pursuant to an agreement which includes a provision permitting its termination without penalty by either party on 60 days' written notice. If Manager or an affiliate is removed or otherwise ceases to act as the Partnership's investment advisor, while acting as a Non-Managing General Partner, such Non-Managing General Partner(s) shall have the right to withdraw from the Partnership and to receive the full amount of the capital contributed with respect to its Shares; provided, however, that neither the Non-Managing General Partners's withdrawal from the Partnership nor the return of its capital contribution may be effective until the earlier of: (a) 24 months from the notice of such withdrawal, or (b) the date a successor corporate General Partner is elected.

                                   ARTICLE 11

                           DISTRIBUTION ON DISSOLUTION

     11.1 Winding up. Upon the dissolution and termination of the Partnership, the Managing General Partners or trustee, if one is appointed, shall proceed to wind up the affairs of the Partnership and to liquidate. The Partners shall continue to share profits and losses during liquidation in the same manner as before dissolution. The proceeds from such liquidation of the Partnership assets shall be applied and distributed in the following order of priority:

          (a) To the payment of debts and liabilities of the Partnership (other than any loans or advances which may have been made by any of the Partners to the Partnership) and the expenses of liquidation.

          (b) To the setting up of any reserve which the Managing General Partners or trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership. Such reserve shall be paid over by the Managing General Partners or trustee to a commercial bank or trust company to act as escrow agent or to such other person as may be authorized for such purpose by the 1940 Act. Any such escrow agent shall hold such reserves for payment of any of the aforementioned contingencies, and, at the expiration of such period as the Managing General Partners or trustee designate, to distribute the balance thereafter remaining in the manner hereinafter provided.

         (c) To the repayment of any loans or advances that may have been made by any of the Partners to the Partnership, but if the amount available for such repayment shall be insufficient, then pro rata on account thereof.

         (d) Distribution of the remainder pro rata among the General and Limited Partners in proportion to the number of Shares of the Partnership held by each.

     11.2 Accountants' Statement. Each of the Partners shall be furnished with a statement prepared by the Partnership's independent certified public accountants which shall set forth the assets and liabilities of the Partnership as at the date of complete liquidation. When the Managing General Partners have complied with the foregoing distribution plan (including payment over to the escrow agent), the Limited Partners shall cease to be such, and the Managing General Partners shall execute, acknowledge, and cause to be filed a Certificate of Cancellation of the Partnership.

     11.3 Gains or Losses in Process of Liquidation. Any gain or loss in disposition of Partnership properties in the process of liquidation shall be credited or charged among the outstanding Shares of Partnership interest in the proportion that a Partner's Shares (including, fractional Shares) bears to the total number of Shares of Partnership interest outstanding.

                                   ARTICLE 12

                   FUND DOCUMENTATION; AMENDMENT OF CERTIFICATE
                         AND AGREEMENT; POWER OF ATTORNEY

     12.1 Certificate and Agreement and Other Documentation. This Certificate and Agreement shall constitute a Certificate of Limited Partnership within the meaning of the Partnership Act, and the General Partners shall promptly cause it to be filed and recorded in accordance with the Partnership Act in the County of Los Angeles, State of California, the location of the Partnership's principal office, and to the extent required by local law, in the appropriate place in each state in which the Partnership may hereafter establish a place of business. The Managing General Partners shall also promptly cause to be filed, recorded and published such Statements of Fictitious Business Name and other notices, certificates, statements or other instruments required by a provision of any applicable law of the United States or any state or other jurisdiction which governs the formation of the Partnership or the conduct of its business from time to time.

     12.2 Events Requiring Amendment of Certificate and Agreement. This Certificate and Agreement shall be promptly amended, as hereafter provided, upon the occurrence of any of the following events:

         (a) there is a change in the name of the Partnership or in the amount or character of the contribution of any Limited Partner;

         (b) a person is substituted as a Limited Partner;

         (c) an additional Limited Partner is admitted;

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


         (d) a Limited Partner Withdraws;

         (e) a Person is admitted as a General Partner;

         (f) a General Partner retires, dies, becomes insane, is removed or fails to be reelected and the business is continued as permitted by Section 8.9;

         (g) there is a change in the character of the business of the Partnership;

         (h) there is a false or erroneous statement in this Certificate and Agreement;

         (i) there is a change in the time as stated in this Certificate and Agreement for the dissolution of the Partnership or for the return of a contribution; or

         (j) the Partners desire to make a change in any other statement in this Certificate and Agreement in order that it shall accurately represent the agreement among them.

     12.3 Power of Attorney. With respect to this Partnership or any successor thereto, each of the Limited Partners hereby makes, constitutes and appoints the initial Managing General Partners of the Partnership listed In Schedule "A" to this Certificate and Agreement and any of them and each person who shall hereafter become a Managing General Partner, and additionally appoints the transfer agent and any successor transfer agent employed by the Partnership solely with respect to the matters specified herein, with full power of substitution, the true and lawful attorney of, and in the name, place and stead of such Limited Partner, with the power from time to time to execute, acknowledge, make, swear to, verify, deliver, record, file and/or publish: (a) a Certificate and Agreement of Limited Partnership or counterpart thereof under the laws of the State of California or any other jurisdiction, any amendment to any such Certificate and Agreement of Limited Partnership (including, but not limited to, amendments reflecting the withdrawal of any Partner or the return, in whole or in part, of the contribution of any Partner or amendments reflecting the addition or substitution of Limited Partners), or any other document required from time to time to admit such Limited Partner, to effect his substitution as a Limited Partner, or to effect the substitution of the Limited Partner's assignee as a Limited Partner as to any or all Shares of Limited Partnership interest of the Limited Partner; (b) any amendment to the Certificate and Agreement of Limited Partnership or counterpart thereof or any other document required to reflect any action of the Partners provided for in the Certificate and Agreement of Limited Partnership whether or not such Limited Partner voted in favor of or otherwise consented to such action; and (c) any other instrument, certificate or document as may be required by any regulatory agency, the laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or which the Managing General Partners deem advisable to file or record, provided such instrument, certificate or document is in accordance with the terms of the Certificate and Agreement as then in effect.

     Each of the General Partners hereby makes, constitutes and appoints the initial Managing General Partners of the Partnership listed in Schedule "A" to this certificate and Agreement and any of them and each person who shall hereafter become a Managing General Partner, and additionally appoints the transfer agent and any successor transfer agent employed by the Partnership solely with respect to the matters specified herein, with full power of substitution, the true and lawful attorney of, and in the name, place and stead of such General Partner, with the powers from time to time to execute, acknowledge, make, swear to, verify, deliver, record, file and/or publish the documents specified or contemplated by subparts (a), (b) and (c) of the preceding paragraph.

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


     Each of the Limited Partners is aware that the terms of the Certificate and Agreement permit certain amendments of the Certificate and Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Partnership, in each case with the approval of less than all the Limited. Partners, provided that a specified percentage of the Partners shall have voted in favor of or otherwise consented to such action. Such actions include, without limitation, admission of new General Partners duly elected at meetings of the Partners. In the event (i) an amendment of the Certificate and Agreement is proposed or an action is proposed to be taken or omitted by or with respect to the Partnership which requires, under the terms of the Certificate and Agreement, the approval of a specified percentage in interest (but less than all) of the Partners, (ii) Partners holding the percentage of Partnership interests in the Partnership specified in the Partnership Certificate and Agreement as being required for such amendment or action have approved such amendment or action in the manner contemplated by the Certificate and Agreement, and (iii) a Limited Partner has failed or refused to approve such amendment or action (hereinafter referred to as a non-consenting Limited Partner), each non-consenting Limited Partner agrees that each special attorney specified above, with full power of substitution, is hereby authorized and powered to execute, acknowledge, make, swear to, verify, deliver, record, file and/or publish for and in behalf of such non-consenting Limited Partner, and in his name, place and stead, any and all instruments and documents which may be necessary or appropriate to permit such amendment to be lawfully made or action lawfully taken or omitted. Each consenting and non-consenting Limited Partner is fully aware that he and each other Limited Partner have executed this special power of attorney, and that each Limited Partner will rely on the effectiveness of such powers with a view to the orderly administration of the Partnership's affairs.

     The foregoing grant of authority (i) is a Special Power of Attorney coupled with an interest and as such shall be irrevocable and shall survive the death or insanity (or, in the case of a Limited Partner that is a corporation, association, partnership, joint venture or trust, shall survive the merger dissolution or other termination of the existence) of the Limited Partner, (ii) may be exercised for the Limited Partner by a facsimile signature of any Managing General Partner of the Partnership or by listing all of the Limited Partners, including such Limited Partner, and executing any instrument with a single signature of any Managing General Partner acting as attorney-in-fact for all of them, (iii) shall survive the assignment by the Limited Partner of the whole or any portion of his interest for any purpose until the substitution is effective, except that where the assignee of the whole thereof has furnished a Power of Attorney and has been approved by the Managing General Partners for admission to the Partnership as a Substituted Limited Partner, this Power of Attorney shall survive such assignment for the sole purpose of enabling a Managing General Partner to execute, acknowledge and file any instrument necessary to effect such substitution and shall thereafter terminate; and (iv) shall survive the redemption by the Limited Partner of the whole or any portion of his interest as provided in Section 10.1 hereof provided that where all of such Limited Partner's interest is so redeemed, the power of attorney shall survive such redemption for the sole purpose of enabling a Managing General Partner to execute, acknowledge and file any instrument necessary to effect the deletion of such person as a Limited Partner.

     12.4 Power of Attorney by Substituted or Additional Limited Partners. Under
Section 9.5 hereof, an assignee of a Limited Partner shall be required to execute a similar power of attorney as that set forth in Section 12.3 hereof as a condition of his admission as a Substituted Limited Partner, and the Managing General Partners shall require an additional Limited Partner to execute a similar power of attorney as a condition of his admission.

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


     12.5 Amendments Requiring Signature by Less than All Limited Partners. Any amendment to this Certificate and Agreement substituting a Limited Partner or adding a General Partner may be signed by any Managing General Partner and by the person to be substituted as a Limited Partner or added as a General Partner, and shall also be signed by the assigning Limited Partner, in the case of a substitution. Any amendment reflecting the determination of the remaining Managing General Partners to continue the business of the Partnership upon the retirement, death or insanity of a Managing General Partner need be signed by only one Managing General Partner. The execution of any such amendment on behalf of a Limited Partner or any proposed substituted Limited Partner may be effected by this attorney-in-fact.

                                   ARTICLE 13

                              MISCELLANEOUS MATTERS

     13.1 Independent Activities. Each Partner reserves the right to conduct activities similar to those conducted by the Partnership, including buying or selling securities for his own account or for others.

     13.2 Interested Partners. Subject to the provisions of Section 10 of the 1940 Act, the fact that a General Partner or one or more of the Limited Partners is directly or indirectly interested in or connected with any company or person with which or with whom the Partnership may have dealings, including but not limited to the payment of brokerage commissions and other expenses, shall not preclude such dealings or make them void or voidable, and the Partnership or any of the Partners shall not have any rights in or to such dealings or any profits derived therefrom.

     13.3 Tax Election.

         (a) No election shall be made by any Partner to be excluded from the application of the provisions of Subchapter K of the Code, or from any similar provisions of state tax laws, and no such election shall be made by the Partnership.

         (b) In the event of the transfer of a Partners interest, or the death of a Partner, or the distribution by redemption or otherwise of any Partnership property to any Partner, the Managing General Partners, on behalf of the Partnership, may, at their option, file an election, in accordance with applicable Treasury Regulations, to cause the basis of the Partnership's property to be adjusted for Federal income tax purposes as provided in Sections 734, 743 and 754 of the Code, as than in effect.

     13.4 Reimbursement and Indemnification. Managing General Partners will be reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred in organizing the Partnership and in

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


performing their duties hereunder. The Partnership shall indemnify each General Partner (including officers and/or directors of a corporate General Partner and including former General Partners who have not ceased to be liable as General Partners under the Partnership Act) against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees) reasonably incurred by him in any civil, criminal or investigative proceeding in which be is involved or threatened to be involved by reason of his being a General Partner of the Partnership, provided that he acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be within the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners. To the extent that a General Partner has been successful on the merits or otherwise in defense of any such proceeding or in defense of any claim or matter therein, he shall be deemed to have acted in good faith and in a manner he believed to be in the best interests of the Partnership or the Limited Partners. The determination under any other circumstances as to whether a General Partner acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners, shall be made by action of the General Partners who were not parties to such proceedings, or by independent legal counsel selected by the General Partners (who may be the regular counsel for the Partnership) in a written opinion. No General Partner shall be indemnified under this provision against any liability to the Partnership or its Partners to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the General Partners or Limited Partners, or otherwise.

     13.5 Insurance. The General Partners shall procure and maintain insurance on the Partnership assets and concerning the Partnership's activities (including actions taken by the General Partners) in an amount and covering such risks as may be appropriate in the judgment of the Managing, General Partners, including without limitation insurance against any loss which the Partnership may have incurred as a result of an unauthorized act of a General Partner which was not ratified by the Limited Partners pursuant to the Partnership Act.

     13.6 Custodian. All assets of the Partnership shall be held by a Custodian meeting the requirements of the 1940 Act, and may be registered in the name of the Partnership or such Custodian or its qualified nominee. The terms of such Custodian Agreement shall be determined by the Managing General Partners, which terms shall be in accordance with the provisions of the 1940 Act. Upon the resignation or inability of the Custodian to serve, the Managing General Partners shall: (a) use their best efforts to obtain a qualified successor, and
(b) require the cash and securities of the Partnership held by such Custodian to be delivered directly to the successor. In the event that no qualified successor can be found, the Managing General Partners shall, before permitting delivery of such cash and securities to anyone other than a qualified successor, call a special meeting of the Partnership for the purpose of determining an acceptable custodian arrangement. Upon such resignation of inability to serve, such Custodian shall deliver any assets of the Partnership held by it to a qualified bank or trust company selected by it, such assets to be held subject to the terms of the agreement which governed such retiring Custodian, pending action by the Partnership as set forth in this Section. Nothing herein contained, however, shall prevent the termination of any agreement between the Partnership and any such Custodian by the Partnership at the discretion of the Managing General Partners.

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


     13.7 Notices. All notices required or permitted to be given under this Certificate and Agreement shall be in writing and shall be given to the parties at the addresses set forth in Schedule "A" to this Certificate and Agreement and to the Partnership at its principal office, or at such other address as any of the parties may hereafter specify in writing to the Partnership.

     13.8 Captions. Paragraph titles or captions contained in this Certificate and Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Certificate and Agreement or the intent of any provision hereof.

     13.9 Variations in Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

     13.10 Certificate and Agreement in Counterparts. This Certificate and Agreement may be executed in several counterparts, and as so executed, shall constitute one Certificate and Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

     13.11 Benefit. Except as herein otherwise provided to the contrary, this Certificate and Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective heirs executors, guardians, representatives, successors and assigns.

     13.12 Nonrecourse Creditors. No creditor who makes a nonrecourse loan to the Partnership will have or acquire at any time, as a result of making the loan, any direct or indirect interest in the Partnership other than as a secured creditor.

     13.13 Agent for Service of Process. The Managing General Partners shall take whatever action is necessary to designate an agent at the Partnership's office in California or such other persons in other jurisdictions as required by law upon whom service of process upon the Partnership may lawfully be made.

     13.14 Principles of Construction; Severability. This Certificate and Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the 1940 Act and the Partnership Act. Unless the Context otherwise requires, the terms utilized herein shall have the respective meanings attributable thereto under such Acts. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Certificate and Agreement shall be invalid or unenforceable under the 1940 Act, the Partnership Act or other applicable law, such invalidity, or unenforceability shall not invalidate the entire Certificate and Agreement. In that case, the Certificate and Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of such law, and in the event such term or provision cannot be so limited, this Certificate and Agreement shall be construed to omit such invalid or unenforceable provision.

     13.15 California Law. It is the intention of the parties that the internal laws of the State of California shall govern the validity of this Certificate and Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     13.16 Integrated Agreement. This Certificate and Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein.

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